Exhibit 99.1

Sonus and GENBAND Provide Update on Proposed Combination

Form S-4 Registration Statement Declared Effective by SEC

Sonus Sets Special Meeting of Stockholders for October 26, 2017

Board of Directors and Executive Team for Combined Company Identified

For Immediate Release:  September 25, 2017

WESTFORD, Mass. and PLANO, Texas — Sonus Networks, Inc. (Nasdaq: SONS) (“Sonus”), a global leader in securing cloud and real-time communications, and GENBAND™, a leading provider of carrier and enterprise network transformation and real-time communications solutions, today announced that the Registration Statement on Form S-4 filed by Solstice Sapphire Investments, Inc., a wholly-owned subsidiary of Sonus formed to act as a holding company in connection with the transaction (“NewCo”), has been declared effective by the Securities and Exchange Commission (“SEC”) in connection with the proposed combination of Sonus and GENBAND.

Sonus also announced that it has scheduled a special meeting of stockholders for Sonus stockholders to vote on the transaction. The Sonus special meeting will be held on October 26, 2017 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street in Boston, Massachusetts 02109. Sonus stockholders of record as of the close of business on August 30, 2017 are entitled to vote at the Sonus special meeting.

The registration statement containing the joint proxy statement/prospectus is available through the SEC’s website at www.sec.gov or via Sonus’ IR website at investors.sonusnet.com. Sonus commenced mailing the joint proxy statement/prospectus to stockholders on Friday, September 22, 2017. Stockholders holding shares in brokerage accounts should receive the joint proxy statement/prospectus from their broker. The joint proxy statement/prospectus provides important information about the proposed transaction, as well as voting instructions.

Since announcing the transaction on May 23, 2017, Sonus and GENBAND have made significant progress toward closing, including receipt of regulatory approvals and conducting a review of the combined company’s leadership structure.

The board of directors of the combined company is expected to consist of the following individuals:

•                  Richard J. Lynch, Chairman

•                  Raymond P. Dolan, President, CEO and Director

•                  Kim S. Fennebresque, Director

•                  Bruns H. Grayson, Director

•                  Franklin (Fritz) W. Hobbs, Director

•                  Beatriz V. Infante, Director

•                  Kent J. Mathy, Director

•                  Scott E. Schubert, Director

•                  Rick W. Smith, Director

The combined executive team is expected to consist of the following individuals:

•                  Raymond Dolan, President and Chief Executive Officer

•                  Daryl Raiford, Chief Financial Officer/Finance

•                  David Walsh, Kandy, Corporate Development, Integration

•                  Mike Swade, Worldwide Sales — Core

•                  Patrick Joggerst, Worldwide Marketing, Growth-related Worldwide Sales

•                  Kevin Riley, Global CTO, including Growth-related R&D

•                  John McCready, Core Research & Development, Product Lifecycle Management

•                  Steven Bruny, Global Operations, including Services and Manufacturing

This operational team will be supported by leaders from both companies in administrative functions such as information technology, human resources, and law.

The transaction is expected to close in the fourth quarter of 2017, and is subject to Sonus and GENBAND stockholder approval and other customary closing conditions.

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and more than two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

About GENBAND

GENBAND is a global leader in real-time communications software solutions for service providers, enterprises, independent software vendors, systems integrators and developers in over 80 countries. The company’s Network Modernization, Unified Communications, Mobility and Embedded Communications solutions enable its customers to quickly capitalize on growing market segments and introduce differentiating products, applications and services. GENBAND’s market-leading solutions, which are deployable in the network, on premise or through the cloud, help its customers connect people to each other and address the growing demands of today’s consumers and businesses for real-time communications wherever they happen to be. GENBAND’s award-winning Marketing Advantage Program offers partners free resources, training and campaigns to fuel their success in implementing GENBAND powered services. To learn more visit GENBAND.com.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE TRANSACTION HAS BEEN FILED WITH THE SEC

In connection with the proposed transaction, NewCo has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Sonus and GENBAND and certain of its affiliates (the “GENBAND Parties”) and a prospectus of NewCo, and Sonus and the parties will file with the SEC other relevant documents concerning the proposed transaction. The joint proxy statement/prospectus has been mailed to the Sonus stockholders and the GENBAND Party equity holders. SONUS STOCKHOLDERS AND GENBAND PARTY EQUITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other filings containing information about Sonus at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and the other filings may also be obtained free of charge from Sonus’ Investor Relations website (http://investors.sonusnet.com/) or by requesting them from Sonus’ corporate secretary at Sonus Networks, Inc., 4 Technology Park Drive, Westford, Massachusetts 01886, Attention: Corporate Secretary.

Sonus, NewCo, the GENBAND Parties and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Sonus stockholders in connection with the proposed transaction. Information about the directors and executive officers of (i) Sonus and their ownership of Sonus common stock and (ii) the GENBAND Parties and their ownership of equity in the applicable GENBAND Party is set forth in the joint proxy statement/prospectus.  Free copies of this document may be obtained as described in the preceding paragraph.

NO OFFERS OR SOLICITATIONS

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the expected performance of the combined companies. Uncertainties that could cause actual results to be materially different than those expressed in Sonus’ and the GENBAND Parties’ forward-looking statements include the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction in a timely matter or at all. These or other uncertainties may cause actual future results to be materially different from those expressed in Sonus’ and the GENBAND Parties’ forward-looking statements. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the expectations of Sonus or any GENBAND Party will be realized. Many factors could cause actual results to differ materially from these forward-looking statements with respect to the proposed transaction, including risks relating to the completion of the proposed transaction on anticipated terms and timing, including obtaining equity holder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, the ability of Sonus and the GENBAND Parties to integrate the business successfully and to achieve anticipated synergies, potential litigation relating to the proposed transaction, and the risk that disruptions from the proposed transaction will harm Sonus’ or the GENBAND Parties’ business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Sonus’ or the GENBAND Parties’ consolidated financial condition, results of operations or liquidity. Neither Sonus nor any GENBAND Party assumes any obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Contact Information

Sonus

Investor Relations:

Sara Leggat

sleggat@sonusnet.com

(978) 614-8841

Media Relations:

Wendy Tullo

wtullo@sonusnet.com

(978) 614-8167

GENBAND

Bita Milanian

bita.milanian@genband.com

(310) 210-3582